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                                                                    EXHIBIT 21.1

             SIGNIFICANT SUBSIDIARIES OF SUN-TIMES MEDIA GROUP, INC.
                             AS OF JANUARY 31, 2007

                                                                                JURISDICTION OF
NAME OF SUBSIDIARY                                                              ORGANIZATION
------------------                                                              ----------------
3016296 Nova Scotia Company                                                     Nova Scotia
446065 B.C. Ltd.                                                                British Columbia
634854 B.C. Ltd.                                                                British Columbia
CST Member LLC                                                                  Delaware
CST/Wabash LLC                                                                  Delaware
401 LLC                                                                         Delaware
Alliance News Inc.                                                              Delaware
American Publishing Company LLC (formerly American Publishing Company)          Delaware
American Publishing Management Services, Inc.                                   Illinois
American Publishing (1991) LLC (formerly                                        Delaware
American Publishing (1991) Inc.) APAC-95 Oklahoma Holdings, Inc.                Delaware
Centerstage Media, LLC                                                          Illinois
Chicago Group Acquisition LLC (formerly                                         Delaware
Chicago Group Acquisition Inc.) Chicago Sun-Times Features, Inc.                Delaware
Chicago Sun-Times LLC (formerly Chicago Sun-Times, Inc.)                        Delaware
Creditscheme Limited                                                            England
Deedtask Limited                                                                England
Digital Chicago Inc.                                                            Illinois
DT Holdings                                                                     England
First DT Holdings                                                               England
Fox Valley Publications LLC (formerly Fox Valley Publications, Inc.)            Delaware
HC Holdings Company                                                             Nova Scotia
HGP, Partnership                                                                New York
HIF Corp.                                                                       Nova Scotia
HIPI (2002) Inc.                                                                Delaware
Hollinger Australian Holdings Limited (formerly Telegraph Australian
Holdings Limited)                                                               Delaware/England
Hollinger Canadian Publishing Holdings Co.                                      Nova Scotia
Hollinger International Publishing Inc.                                         Delaware
Hollinger UK Holdings                                                           England
HTH BenHoldco LLC (formerly HTH BenHoldco Inc.)                                 Delaware
HTH Holdings Inc.                                                               Delaware
HTNM  LLC                                                                       Delaware
HTNM Ventures Limited                                                           England

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
                                                                                JURISDICTION OF
NAME OF SUBSIDIARY                                                              ORGANIZATION
------------------                                                              ----------------
HTPC Corporation                                                                Maryland
The Johnstown Tribune Publishing Company                                        Delaware
LHAT Corporation                                                                Delaware
Media Reinsurance Corp.                                                         Barbados
Meridian Star, Inc.                                                             Delaware
Midwest Suburban Publishing, Inc.                                               Delaware
Mostad Publications Ltd. (30% ownership interest)                               British Columbia
Northern Miner U.S.A. Inc.                                                      Delaware
Oklahoma Airplane LLC                                                           Delaware
Pioneer Newspapers Inc.                                                         Delaware
Reach Chicago LLC (formerly Reach Chicago Inc.)                                 Delaware
Second DT Holdings                                                              England
TAHL (2002) Inc.                                                                Delaware
The Post-Tribune Company LLC (formerly The Post-Tribune Company)                Delaware
The Red Streak Holdings Company                                                 Illinois
ROGEREBERT.COM, LLC (20% ownership interest)                                    Illinois
Sun Telemarketing LLC (formerly Sun Telemarketing Inc.)                         Delaware
The Sun-Times Company                                                           Delaware
Sun-Times Distribution Systems, Inc.                                            Delaware
Sun-Times PRD Inc.                                                              Delaware
XSTMBusCommUSA Inc.                                                             Indiana
XSTMHoldings LLC                                                                Delaware
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